UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2019

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2019, the Board of Directors (the “Board”) of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) appointed Bryan K. Yamasawa, age 52, to serve as the Registrant's Chief Accounting Officer.
Mr. Yamasawa served as Chief Accounting Officer of Griffin Capital Company, LLC (“GCC”), the Registrant’s former sponsor, from April 2015 to December 2018. In December 2018, he became a direct employee of the Registrant. Mr. Yamasawa is also the Chief Accounting Officer of Griffin Capital Real Estate Company, LLC (“GRECO”), the Registrant’s operating subsidiary, and has served in that capacity since December 2018. Mr. Yamasawa has over 28 years of experience related to domestic/international accounting and financial reporting, real estate investment trust tax matters, cash management, SOX compliance and assisting with acquisitions/dispositions, debt financing and other capital market transactions. Prior to joining GCC, from January 2014 to April 2015, Mr. Yamasawa served as Senior Vice President - Finance at Turner Impact Capital, LLC, a real estate private equity company. From September 2006 to August 2013, Mr. Yamasawa served as Vice President of Accounting and Finance at Alexandria Real Estate Equities, Inc., a publicly listed commercial real estate investment company. From December 2002 to September 2006, Mr. Yamasawa served as Senior Manager - Financial Reporting at Westfield America, Inc., a retail shopping center real estate investment trust subsidiary of a previously Australian publicly listed company. Mr. Yamasawa began his career in the Audit and Advisory Business Services group of Ernst & Young, LLP, where he spent over nine years providing services to public and private clients. Mr. Yamasawa graduated from California State University, Los Angeles, with a Bachelor of Business Administration and is a Certified Public Accountant in the State of California.
There is no arrangement or understanding between Mr. Yamasawa and any other person pursuant to which he was appointed as Chief Accounting Officer of the Registrant. There have been no transactions and are no currently proposed transactions to which the Registrant or any of its subsidiaries was or is a party in which Mr. Yamasawa has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Yamasawa and any director or executive officer of the Registrant, or any person nominated or chosen by the Registrant to become a director or executive officer.
Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 8, 2019, the Board amended and restated the Registrant’s Code of Ethics and Business Conduct (“Code of Ethics”), effective as of such date, to (i) better conform the Code of Ethics to the express language and requirements of Item 406 of Regulation S-K (by expressly stating that the Code of Ethics applies to the Registrant’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions); (ii) better conform the Code of Ethics to other self-managed public real estate investment trusts; and (iii) make certain other clarifying changes.
The foregoing description of the amended and restated Code of Ethics is subject to, and qualified in its entirety by, the full text of the amended and restated Code of Ethics, which is incorporated herein by reference as Exhibit 14.1 hereto and available on the Corporate Governance section of the Registrant’s website at www.gcear.com. The contents on the Registrant's website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.
Item 8.01.    Other Events.
Amended and Restated Share Redemption Program
On August 8, 2019, the Board amended and restated the Registrant’s share redemption program (“SRP”), effective as of September 12, 2019, in order to (i) clarify that only those stockholders who purchased their shares from the Registrant or received their shares from the Registrant (directly or indirectly) through one or more non-cash transactions (including transfers to trusts, family members, etc.) may participate in the SRP; (ii) allocate capacity within each class of the Registrant’s common stock such that stockholders in each class may redeem at least 5% of the aggregate NAV of such class; (iii) treat all unsatisfied redemption requests (or portion thereof) as a request for redemption the following quarter unless otherwise withdrawn; and (iv) make certain other clarifying changes.
This Current Report on Form 8-K serves as the 30 days’ notice of the amendment and restatement of the SRP per the terms of the program. These changes will take effect beginning with third quarter redemption requests which will be processed in October 2019. Redemption requests must be received by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. The foregoing description of the amended and restated SRP is subject to, and qualified in its entirety by, the full text of the amended and restated SRP, which is incorporated herein by reference as Exhibit 4.1 hereto.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
4.1    Amended and Restated Share Redemption Program of the Registrant.
14.1    Amended and Restated Code of Ethics and Business Conduct of the Registrant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: August 13, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary